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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   FOR REGISTRATION OF CERTAIN CLASSES OF
                    SECURITIES PURSUANT TO SECTION 12(B)
                                OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         COAST DENTAL SERVICES, INC.
                -------------------------------------------
           (Exact name of registrant as specified in its charter)

                    DELAWARE                                                  59-3136131
        ------------------------------------                      ------------------------------------
             (State of incorporation                                      (IRS Employer
                 or organization                                        Identification No.)


           25400 U.S. HIGHWAY 19 NORTH
                    SUITE 225
               CLEARWATER, FLORIDA                                              34623
        ------------------------------------                      ------------------------------------
       (Address of principal executive offices)                               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                  TITLE OF EACH CLASS                                 NAME OF EACH EXCHANGE ON WHICH
                  TO BE SO REGISTERED                                 EACH CLASS IS TO BE REGISTERED
                            None                                                      None
        ------------------------------------                      ------------------------------------

        ------------------------------------                      ------------------------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, par value $.001 per share
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                               (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Coast Dental Services, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 42 of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 7, 1996, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

                                 DESCRIPTION

       1. Specimen of Certificate representing Registrant's Common Stock. This document was filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, Registration No. 333-13613, filed October 7, 1996 (the "Registration Statement") and is hereby incorporated herein by reference.

       2.1 Restated Certificate of Incorporation of Registrant. This document was filed as Exhibit 2.1 to the Registrant's Registration Statement and is hereby incorporated by reference.

       2.2 Bylaws of Registrant. This document was filed as Exhibit 2.2 to the Registrant's Registration Statement and is hereby incorporated by reference.




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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.




                                     COAST DENTAL SERVICES, INC.

                                     By: /s/ Dr. Terek Diasti, DVM
                                         ----------------------------------
                                         Dr. Terek Diasti, DVM

                                     Its:  Chief Executive Officer




Dated:  October 7, 1996




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